UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2025

MATERION CORPORATION

(Exact name of registrant as specified in its charter)

Ohio 001-15885 34-1919973

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
6070 Parkland Blvd., Mayfield Hts., Ohio 44124

(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (216) 486-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value MTRN New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2025 (the “Date of Grant”), the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors of Materion Corporation, an Ohio corporation (the “Company”), approved the grant of a special award of 4,696 service-based, share-settled restricted stock units (“RSUs”) to Shelly Chadwick, the Vice President, Finance and Chief Financial Officer of the Company (such award, the “Special Grant RSUs”). The Special Grant RSUs were granted under, and are subject to, the terms of the Materion Corporation 2025 Equity and Incentive Compensation Plan and the applicable form of RSU award agreement for the Special Grant RSUs.

The Special Grant RSUs and any related dividend equivalents are intended to vest in full and pay out in Company shares on the third anniversary of the Date of Grant (the “Vesting Date”). Vesting of the Special Grant RSUs is subject generally to Ms. Chadwick’s continued employment through the Vesting Date, but the award is subject to alternative vesting conditions under certain circumstances, including in the event of certain earlier terminations of employment due to retirement, death, or disability, certain involuntary terminations without cause, or a “double-trigger” change in control, in each case as further described in the applicable RSU award agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

August 12, 2025	By:	/s/ Melissa A. Fashinpaur
Melissa A. Fashinpaur
Chief Accounting Officer